UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2006

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 Page Mill Road, Palo Alto, CA	94306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (650) 752-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2006, Agilent Technologies, Inc. and Agilent Technologies UK Ltd. (collectively, “Agilent”) entered into a Compromise Agreement and General Release  (the “Compromise Agreement”) with Thomas E. White, former Senior Vice President of Agilent and President of Operations Support Systems Group. The Compromise Agreement was entered into in connection with Agilent’s reorganization of its Electronic Measurements Group (“EMG”), merging its Operations Support Systems Group with two other existing businesses within EMG, and the eventual termination of Mr. White’s employment effective as of the close of business on March 31, 2007.

Pursuant to the  Compromise Agreement, Mr. White will assist in the transition of his former duties and responsibilities from May 1, 2006 to March 31, 2007. Mr. White also agreed (1) not to provide services to certain competitors of Agilent until the earlier of six months following his voluntary termination of employment from Agilent or March 31, 2007 and (2) to fully discharge Agilent, its officers, agents, affiliates and successors, from certain claims relating to his employment at Agilent. Within 30 days after March 31, 2007, Agilent will pay a lump sum payment of GBP 271,912, less certain tax and other required deductions. The Compromise Agreement also provides for the payment of Mr. White’s retirement and other benefits under specified circumstances following his termination.

A copy of the Compromise Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1	Compromise Agreement and General Release, dated May 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Vice President, Assistant Secretary and
Assistant General Counsel

Date: May 12, 2006